Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$7,869,061
Unrealized Gain (Loss) on Market Value of Commodity Futures	(6,832,110)
Dividend Income	130,118
Interest Income	228,957
ETF Transaction Fees	700
Total Income (Loss)	$1,396,726

Expenses
General Partner Management Fees	$52,336
Professional Fees	31,330
Brokerage Commissions	7,669
Directors' Fees and insurance	2,358
License fees	1,308
Total Expenses	$95,001
Net Income (Loss)	$1,301,725

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/25	$100,710,891
Additions (50,000 Shares)	3,187,709
Withdrawals (50,000 Shares)	(3,270,243)
Net Income (Loss)	1,301,725

Net Asset Value End of Month	$101,930,082
Net Asset Value Per Share (1,600,000 Shares)	$63.71

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596